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                                                                    EXHIBIT 5.1



                  [LETTERHEAD OF PILLSBURY MADISON & SUTRO LLP]

                                 April 28, 1998


Zilog, Inc.
910 East Hamilton Avenue
Campbell, CA 95008


        Re:    Registration Statement on Form S-4


Ladies and Gentlemen:

        This opinion is being delivered in connection with the proposed offer to exchange (the "Exchange Offer") by Zilog, Inc. (the "Company") its 9-1/2% Senior Secured Notes Due 2005 (the "New Notes") for any and all of its outstanding 9-1/2% Senior Secured Notes Due 2005 (the "Old Notes"). The New Notes are to be issued pursuant to a Registration Statement on Form S-4 (the "Registration Statement") of even date herewith filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The New Notes will be issued under the Indenture, dated as of February 27, 1998 (the "Indenture"), between the Company and State Street Bank & Trust Company (the "Trustee"), filed as Exhibit 4.5 to the Registration Statement.

        We are of the opinion that, when (a) the Indenture, under which the New Notes will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, (b) the New Notes have been executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and
(c) the New Notes have been delivered in exchange for the Old Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the New Notes will be legally issued and binding obligations of the Company.

        We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.



                                            /s/ PILLSBURY MADISON & SUTRO LLP